                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

Item                                   Information

Name:                          DB Municipal Holdings LLC

Address:                            60 Wall Street
                                  New York, NY 10005

Date of Event Requiring
Statement (Month/Day/Year):         April 24, 2023

Issuer Name and Ticker or
Trading Symbol:               Nuveen Municipal High Income Opportunity Fund
                                         [NMZ]

Relationship of Reporting
Person(s) to Issuer:                 10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):             Not Applicable

Individual or Joint/Group      Form filed by More than One
Filing:
                                    Reporting Person

Signature:                    DB MUNICIPAL HOLDINGS LLC

                              By: /s/ Robert Lucas
                              -----------------------
                              Name:  Robert Lucas
                              Title:  Associate

                              By: /s/ John Werba
                              -------------------
                              Name:  John Werba
                              Title:  Director